Exhibit 10.95

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

OIL, GAS AND MINERAL LEASE

THIS AGREEMENT made this 12th day of March, 2004 between_Judy K. Rouse_Lessor (whether one or more), whose address is: 6031 Neal Road, Ft Myers, FL 33905 and Energytec Inc. 14785 Preston Road Suite 550 Dallas, TX 75254 Lessee, WITNESSETH:

1. Lessor, in consideration of Ten and No/100 Dollars and Other Good And Valuable Consideration ($10.00 OGVC), receipt of which is hereby acknowledged, and of the covenants and agreements of lessee hereinafter contained, does hereby grant, lease and let unto lessee the land covered hereby for the purposes and with the exclusive right of exploring, drilling, mining and operating for, producing and owning oil, gas, sulphur and all other minerals (whether or not similar to those mentioned), together with the right to make surveys on said land, lay pipe lines, establish and utilize facilities for surface or subsurface disposal of salt water, construct roads and bridges, dig canals, build tanks, power stations, telephone lines, employee houses and other structures on said land, necessary or useful in lessee’s operations in exploring, drilling for, producing, treating, storing and transporting minerals produced from the land covered hereby or any other land adjacent thereto. The land covered hereby, herein called “said land”, is located in the County of Caldwell, State of Texas, and is described as follows:

The Garner-Williams oil and gas lease, more fully described in Exhibits A, B, and C, attached hereto.

This lease also covers and includes, in addition to that above described, all land, if any, contiguous or adjacent to or adjoining the land above described and (a) owned or claimed by lessor by limitation, prescription, possession, reversion or unrecorded instrument or (b) as to which lessor has a preference right of acquisition. Lessor agrees to execute any supplemental instrument requested by lessee for a more complete or accurate description of said land.

2. Unless sooner terminated or longer kept in force under other provisions hereof, this lease shall remain in force for a term of one (1) year from the date hereof, hereinafter called “primary term”, and as long thereafter as operations, as hereinafter defined, are conducted upon said land with no cessation for more than ninety (90) consecutive days.

3. As royalty, lessee covenants and agrees: (a) To deliver to the credit of lessor, in the pipe line to which lessee may connect its wells, the equal one-fifth (1/5) part of all oil produced and saved by lessee from said land, or from time to time, at the option of lessee, to pay lessor the average posted market price of such one-fifth (1/5) part of such oil at the wells as of the day it is run to the pipe line or storage tanks, lessor’s interest, in either case, to bear one-fifth (1/5) of the cost of treating oil to render it marketable pipe line oil; (b) To pay lessor on gas and casinghead gas produced from said land (1) when sold by lessee, one-fifth (1/5) of the amount realized by lessee, computed at the mouth of the well, or (2) when used by lessee off said land or in the manufacture of gasoline or other products the market date for payment. Nothing herein shall impair lessee’s right to release as provided in paragraph 5 hereof. In the event of assignment of this lease in whole or in part, liability for payment hereunder shall rest exclusively on the then owner or owners of this lease, severally as to acreage owned by each.

4. Lessee is hereby granted the right, at its option, to pool or unitize any land covered by this lease with any other land covered by this lease, and/or with any other land, lease, or leases, as to any or all minerals or horizons, so as to establish units containing not more than 80 surface acres, plus 10% acreage tolerance; provided, however, units may be established as to any one or more horizons, or existing units may be enlarged as to any one or more horizons, so as to contain not more than 640 surface acres plus 10% acreage tolerance, if limited to one or more of the following: (1) gas, other than casinghead gas, (2) liquid hydrocarbons (condensate) which are not liquids in the subsurface reservoir, (3) minerals produced from wells classified as gas wells by the conservation agency having jurisdiction. If larger units than any of those herein permitted, either at the time established, or after enlargement, are required under any governmental rule or order, for the drilling or operation of a well at a regular location, or for obtaining maximum allowable from any well to be drilled, drilling, or already drilled, any such unit may be established or enlarged to conform to the size required by such governmental order or rule. Lessee shall exercise said option as to each desired unit by executing an instrument identifying such unit and filing it for record in the public office in which this lease is recorded. Each of said options may be exercised by lessee at any time and from time to time while this lease is in force, and whether before or after production has been established either on said land, or on the portion of said land included in the unit, or on other land unitized therewith. A unit established hereunder shall be valid and effective for all purposes of this lease even though there may be mineral, royalty, Or leasehold interest-, in lands within the unit which are not effectively pooled or unitized. Any operations conducted on any part of such unitized land shall be considered, for all purposes, except the payment of royalty, operations conducted upon said land under this lease. There shall be allocated to the land covered by this lease within each such unit (or to each separate tract within the unit if this lease covers separate tracts within the unit) that proportion of the total production of unitized minerals from the unit, after deducting any used in lease or unit operations, which the number of surface acres in such land (or in each such separate tract) covered by this lease within the unit bears to the total number of surface acres in the unit, and the production so allocated shall be considered for all purposes, including payment or delivery of royalty, overriding royalty and any other payments out of production, to be the entire production of unitized minerals from the land to which allocated in the same manner as though produced therefrom under the terms of this lease. The owner of the reversionary estate of any term royalty or mineral estate agrees that the accrual of royalties pursuant to this paragraph or of shut-in royalties from a well on the unit shall satisfy any limitation of term requiring production of oil or gas. The formation of any unit hereunder which includes land not covered by this lease shall not have the effect of exchanging or transferring any interest under this lease (including, without limitation, any shut-in royalty which may become payable under this lease) between parties owning interests in land covered by this tease and parties owning interests in land riot covered by this lease. Neither shall it impair the right of lessee to release as provided in paragraph 5 hereof, except that lessee may not so release as to lands within a unit while there are operations thereon for unitized minerals unless at [ pooled leases are released as to lands within the unit. At any time while this lease is in force lessee may dissolve any unit established hereunder by filing for record in the public office where this lease is recorded a declaration to that effect, if at that time no operations are being conducted thereon for unitized minerals. Subject to the provisions of this paragraph 4, a unit once established hereunder shall remain in force so long as any lease subject thereto shall remain in force. If this lease now or hereafter covers separate tracts, no pooling or unitization of royalty interests as between any such separate tracts is intended or shall be implied or result merely from the inclusion of such separate tract-, within this tease but lessee shall nevertheless have the right to pool or unitize as provided in this paragraph 4 with consequent allocation of production as herein provided. As used in this paragraph 4, the words “separate tract” mean any tract with royalty ownership differing, now or hereafter, either as to parties or amounts, from that as to any other part of the leased premises.

5. Lessee may at any time and from time to time execute and deliver to lessor or file for record a release or releases of this lease as to any part or all of said land or of any mineral or horizon thereunder, and thereby he relieved of all obligations, as to the released acreage or interest.

6. Whenever used in this lease the Word “operations” shall mean operations for and any of the following: drilling, testing, completing, reworking, recompleting, deepening, plugging back or repairing of a well in search for or in an endeavor to obtain production of oil, gas, sulphur or other minerals, excavating a mine, production of oil, gas, sulphur or other mineral, whether or not in paying quantities.

7. Lessee shall have the use, free from royalty, of water, other than from lessor’s water wells, and of oil and gas produced from said land in all operations hereunder. Lessee shall have the right at any time to remove all machinery and fixtures placed on said land, including the right to draw and remove casing. No well shall be drilled nearer than 200 feet to the house or barn now on said land without the consent of the lessor. Lessee shall pay for damages caused by its operations to growing crops and timber on said land.

8. The rights and estate of any party hereto may be assigned from time to time in whole or in part and as to any mineral or horizon. All of the covenants, obligations, and considerations of this lease shall extend to and be binding upon the parties hereto, their heirs, successors, assigns, and successive assigns. No change or division in the ownership of said land, royalties, or other moneys, or any part thereof, howsoever effected, shall increase the obligations or diminish the rights of lessee, including, but not limited to, the location and drilling of wells and the measurement of production. Notwithstanding any other actual or constructive knowledge or notice thereof of or to lessee, its successors or assigns, no change or division in the ownership of said land or of the royalties, or other moneys, or the right to receive the same, howsoever effected, shall be binding upon the then record owner of this lease until thirty (30) days after there has been furnished to such record owner at his or its principal place of business by lessor or lessor’s heirs, successors, or assigns, notice of such change or division, supported by either originals or duly certified copies of the instruments which have been properly filed for record and which evidence such change or division, and of such court records and proceedings, transcripts, or other documents as shall be necessary in the opinion of such record

COPY CUT OFF the validity of such change or division. If any such change in ownership occurs by reason of the death of the owner, lessee may, nevertheless pay or tender COPY CUT OFF or other moneys, or part thereof, to the credit of the decedent in a depository bank provided for above.

9. In the event lessor considers that lessee has not complied with all its obligations hereunder, both express and implied, lessor shall notify lessee in writing, setting out COPY CUT OFF in what respects lessee has breached this contract. Lessee shall then have sixty (60) days after receipt of said notice within which to meet or commence to meet all or COPY CUT OFF part of the breaches alleged by lessor. The service of said notice shall be precedent to the bringing of any action by lessor on said lease for any cause, and no such action shall COPY CUT OFF brought until the lapse of sixty (60) days after service of such notice on lessee. Neither the service of said notice nor the doing of any acts by lessee aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption that lessee has failed to perform all its obligations hereunder. If this lease is canceled for any cause, it shall nevertheless remain in force and effect as to (1) sufficient acreage around each well as to which there are operations to constitute a drilling or maximum allowable unit under applicable governmental regulations, (but in no event less than forty acres), such acreage to be designated by lessee as nearly as practicable in the form of a square centered at the well, or in such shape as then existing spacing rules require; and (2) any part of said land included in a pooled unit on which there are operations. Lessee shall also have such easements on said land as are necessary to operations on the acreage so retained.

10. Lessor hereby warrants and agrees to defend title to said land against the claims of all persons whomsoever. Lessor’s rights and interests hereunder shall be charged primarily with any mortgages, taxes or Other bens, or interest and other charges on said land, but lessor agrees that lessee shall have the right at any time to pay or reduce same for lessor, either before or after maturity, and be subrogated to the rights of the holder thereof and to deduct amounts so paid from royalties or other payments payable or which may become payable to lessor and/or assigns under this lease. If this lease covers a less interest in the oil, gas, sulphur, or other minerals in all or any part of said land than the entire and undivided fee simple estate (whether lessor’s interest is herein specified or not), or no interest therein, then the royalties and other moneys accruing from any part as to which this lease covers less than such fill interest, shall be paid only in the proportion which the interest therein, if any, covered by this lease, bears to the whole and undivided fee simple estate therein. All royalty interest covered by this lease (whether or not owned by lessor) shall be paid out of the royalty herein provided. This lease shall be binding upon each party who executes it without regard to whether it is executed by all those named herein as lessor.

11. If, while this lease is in force, at, or after the expiration of the primary term hereof, it is not being continued in force by reason of the shut-in well provisions of paragraph 3 hereof, and lessee is not conducting operations on said land by reason of (1) any law, order, rule or regulation, (whether or not subsequently determined to he invalid) or (2) any other cause, whether similar or dissimilar, (except financial) beyond the reasonable control of lessee, the primary term hereof shall be extended until the first anniversary date hereof occurring ninety (90) or more days following the removal of such delaying cause, and this lease may be extended thereafter by operations as if such delay had not occurred.

12. All wells are to be fenced in by lesse sufficiently to protect livestock. Location of flow lines subject to approval by Lessor.

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

/s/ Illegible	###-##-####
LESSOR	SS. OR TAX I.D. NO.

LESSOR	SS. OR TAX I.D. NO.

STATE OF

COUNTY OF

ACKNOWLEDGMENT

This instrument was acknowledged before me on this 12 day of March, 2004 by (LESSOR)

/s/ Frances Martinez
Notary Public, State of Florida

Frances Martinez
Notary’s name (printed):

10/31/2005
Notary’s commission expires:

STATE OF

COUNTY OF

ACKNOWLEDGMENT

This instrument was acknowledged before me on this          day of                     , 2004 by (LESSOR)

Notary Public, State of Texas

Notary’s name (printed):

Notary’s commission expires: